UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2015

TRANSATLANTIC PETROLEUM LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

16803 Dallas Parkway Dallas, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2015, the compensation committee of TransAtlantic Petroleum Ltd. (the “Company”) awarded restricted stock units to all eligible employees, including all of the Company’s named executive officers (other than N. Malone Mitchell 3rd), in recognition of the growth of the Company’s net sales volumes for 2014, as compared to 2013.

The Company’s named executive officers are N. Malone Mitchell 3rd, James R. Huling, Matthew W. McCann, Harold L. Muncy and Wil F. Saqueton.  N. Malone Mitchell 3rd did not receive a grant because he has elected not to receive compensation for his service as chief executive officer of the Company.

The compensation committee granted James R. Huling, Matthew W. McCann, Harold L. Muncy and Wil F. Saqueton 7,193, 12,049, 9,903 and 16,688 restricted stock units, respectively.  The restricted stock units vest in full on April 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 23, 2015

TRANSATLANTIC PETROLEUM LTD.

		By:	/s/ Matthew W. McCann
Matthew W. McCann
General Counsel and Corporate Secretary